UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2017
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AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 860 N. McCarthy Blvd., Suite 200, Milpitas, California 95035
Registrant’s telephone number, including area code: 408-941-7100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 6, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Aviat Networks, Inc. (the “Company”) determined that the Company achieved the adjusted earnings before interest, taxes, depreciation and amortization threshold set for its fiscal year 2017 under the Company’s 2017 Annual Incentive Plan (“AIP”), pursuant to which payments of cash incentive awards for the second-half of the Company’s fiscal year 2017 may be made to certain of the Company’s officers. On October 6, 2017, the Company paid cash incentive awards to its named executive officers in the amounts set forth below:

Name	Position	End-of-Year AIP Award Amount
Michael Pangia	President and Chief Executive Officer	$324,522.02
Ralph Marimon	Senior Vice President and Chief Financial Officer	$115,057.77
Heinz Stumpe	Senior Vice President and Chief Sales Officer	$106,269.71
Shaun McFall	Senior Vice President, Chief Marketing and Strategy Officer	$91,528.36
Meena Elliott	Senior Vice President, Chief Legal and Administrative Officer, Corporate Secretary	$91,528.36
The Committee is responsible for administering the AIP and determining awards to officers of the Company thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

October 6, 2017	By:	/s/ Michael Pangia
	Name:	Michael Pangia
	Title:	President and Chief Executive Officer